EXECUTION VERSION AMENDED AND RESTATED EMPLOYMENT AGREEMENT THIS AMENDED AND RESTATED EMPLOYMENT AGREEMENT (the “Agreement”), effective as of September 17, 2020 (the “Effective Date”), by and between Apyx Medical Corporation, a corporation organized and existing under the laws of the State of Delaware (hereinafter referred to as the “Company") and Todd Hornsby (hereinafter referred to as the “Executive"). WITNESSETH: WHEREAS, the Company agrees to continue to employ the Executive and the Executive agrees to be employed by the Company on the terms and conditions set forth herein. NOW, THEREFORE, for and in consideration of the mutual covenants contained herein, the parties hereto agree as follows:  EMPLOYMENT OF EXECUTIVE: The Company hereby agrees to continue Executive’s employment and the Executive hereby accepts continued employment with the Company, in each case pursuant to the terms and conditions of this Agreement.  DUTIES: The Executive shall be the Executive Vice President of the Company and shall have the authority, functions, duties, powers and responsibilities normally associated with such position, and such other title, authority, functions, duties, powers and responsibilities as may be assigned to the Executive from time to time by the Chief Executive Officer of the Company (“CEO”) consistent with the Executive’s position with the Company or as the CEO or Company’s Board of Directors may determine. Executive shall report to the Company’s CEO. The Executive agrees to devote substantially all of his business time and efforts to the performance of his duties, except for customary vacations and reasonable absences due to illness or other incapacity as set forth herein, and to perform all of his duties to the best of his professional ability and comply with such reasonable policies, standards, and regulations of the Company as are from time to time established by the Board of Directors (“Board”). Executive shall have no outside business activities that are competitive with or present a conflict of interest with the Company, or that would conflict or interfere with the performance of his duties hereunder. Executive represents that he is not a party to any restrictive covenants, or other agreement or understanding that would conflict or interfere with the performance of his duties hereunder.  TERM: The term of Executive’s employment under this Agreement shall commence on the Effective Date and shall continue until terminated in accordance with Section 11 hereof (the “Term”).  PLACE OF EMPLOYMENT: Executive’s principal work location shall be his home, which is currently in the Carmel, Indiana area, or such other locations as reasonably necessary to carry out his duties hereunder on an as-needed basis. Executive agrees to undertake reasonable travel as deemed necessary by the Company for him to fulfill his job duties hereunder.